                                                                   EXHIBIT 10.12


                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made as of December 31, 1996, by and among Geiger technic, Inc., a Michigan corporation (the "Corporation"),
Verwaltungsgesellschaft Geiger technik GmbH & Co. KG, a German limited partnership ("GKG"), Dieter Valk, a Michigan resident ("Valk") and LDM Technologies, Inc., a Michigan corporation ("Purchaser"). GKG and Valk are sometimes collectively referred to as "Sellers" and GKG, Valk, the Corporation and Purchaser are sometimes collectively referred to as the "Parties".

     RECITALS:

     A. GKG is the owner of 90% of the issued and outstanding common stock of the Corporation (9,000 shares).

     B. Valk is the owner of 10% of the issued and outstanding common stock of the Corporation (1,000 shares).

     C. The Corporation desires to redeem from GKG and GKG desires to sell one thousand six hundred seventeen (1,617) shares of the stock of the Corporation (the "Redeemed Shares").

     D. GKG desires to sell and Purchaser desires to purchase from GKG five thousand seven hundred seven (5,707) shares of the stock of the Corporation (the "GKG Shares") and Valk desires to sell and Purchaser desires to purchase from Valk one thousand (1,000) shares of the stock of the Corporation (the "Valk Shares"), the GKG Shares and the Valk Shares collectively representing in total an eighty percent (80%) equity interest in the Corporation after consummation of the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. Sale of Stock. GKG agrees to sell and Purchaser agrees to purchase the GKG Shares. Valk agrees to sell and Purchaser agrees to purchase the Valk Shares. The Corporation agrees to purchase and GKG agrees to sell the Redeemed Shares.

     2. Purchase Price. The purchase price for the GKG Shares purchased hereunder shall be Two Million One Hundred Thousand ($2,100,000.00) Dollars. The total price for the purchase of the Redeemed Shares shall be paid by the issuance of a Subordinated Promissory Note from the Corporation to GKG in the face amount of $595,000.00 payable over five (5) years in equal semi-annual installments of principal and interest bearing interest at the rate of five percent (5%) per annum as set forth more fully in Exhibit 2 annexed hereto (the "Corporation's Note").

     The total purchase price for the Valk Shares purchased hereunder shall be Three Hundred Seventy-One Thousand Dollars ($371,000.00) plus the transfer to Valk on the date of the Escrow Closing (as defined in the Escrow Agreement referred to in Section 3 below) of an insurance policy (the "Policy") described below:



Insurer                    Policy No.    Policy Face Amount
-----------------------  --------------  ------------------
Prudential Insurance        77417163        $350,000.00
    Company of America
    ("Prudential")


     In order to effectuate the transfer of the ownership of the Policy to Valk, the Corporation agrees to execute and deliver any documents required for the Corporation to become the owner of the Policy. On the date of the Escrow Closing, the Corporation shall deliver to Valk the original Policy and such other documents, certificates or letters issued by Prudential which are reasonably acceptable to Valk for the purpose of transferring the complete ownership of the Policy to Valk, and confirming that Valk is the sole owner of the Policy and containing the acknowledgement of Prudential that Valk is the sole owner of the Policy. The Policy shall be transferred to Valk free and clear of all liens, claims, encumbrances, pledges, security interests, policy loans and rights of third persons.

Acknowledgment and Confirmation of Valk. Valk hereby acknowledges and confirms that, notwithstanding the redemption by the Corporation of the Redeemed Shares and payment thereof under the Corporation's Note by the Corporation to GKG as provided for in the first paragraph of this Section 2 and any treatment thereof from a tax or corporate law standpoint, Valk is not entitled to any similar or corresponding redemption, distribution, transfer, dividend, payment or consideration hereunder or from the Corporation or any of the parties to this Agreement, in any form or for any reason, other than rights to payments or benefits he is expressly granted in this Agreement or its Exhibits.

     3. Payment of Purchase Price. The purchase price for the GKG Shares shall be paid by the Purchaser in cash or by cashier's check or confirmed bank wire transfer to an account designated by GKG at the Escrow Closing (as defined in an escrow agreement attached hereto as Exhibit 3 (the "Escrow Agreement")).
The purchase price for the Redeemed Shares shall be paid by the Corporation's Note delivered in escrow on the date hereof in accordance with the Escrow Agreement and delivered to GKG at the Escrow Closing. The purchase price for the Valk Shares shall be paid by the Purchaser in cash or by cashier's check or confirmed bank wire transfer to an account designated by Valk at the Escrow Closing.

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




     4. Closing.   The transfer of shares and other transactions shall be
deemed to have closed and occurred with full economic effect on December 31, 1996. The Parties, no later than January 16, 1997, shall enter into the Escrow Agreement and, in accordance with the terms of the Escrow Agreement, copies of all documents required by the Escrow Agreement to be delivered at the Escrow Closing will be delivered into escrow.

      5. Representations and Warranties of GKG and Valk. GKG and Valk represent and warrant to LDM as follows with the understanding that all such representations and warranties apply to both GKG and Valk except in cases where the representation or warranty is made by GKG alone or Valk alone:

      A. Corporate Status. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Corporation is duly qualified to do business as a foreign corporation in all jurisdictions where the nature of the business conducted or the properties owned, operated or leased by it require such qualification and failure to so qualify would materially and adversely affect its business or condition (financial or otherwise). Annexed hereto as Exhibit 5A are true, complete and correct copies of the Articles of Incorporation and By-Laws of the Corporation, as presently in effect, and a list of the jurisdictions in which the Corporation is qualified to do business.

      B. Capitalization. The authorized capital stock of the Corporation consists of 50,000 shares of voting common stock, of which 10,000 shares are issued and outstanding. No share of stock is owned by the Corporation for its own account. The Corporation is not a party to any agreement or obligation of any nature to issue shares of capital stock, debentures, bonds, or evidences of indebtedness convertible, in whole or in part, into shares of capital stock, or options, warrants, calls or rights to purchase or receive shares of capital stock other than a Stock Option Agreement dated November 23, 1989 between GKG and Valk (the "Stock Option Agreement"). Each outstanding share of stock is validly issued, fully paid and non-assessable. Except for transfer restrictions on unregistered shares generally imposed by state and federal securities laws and the provisions of a Shareholders Agreement among the Corporation, GKG and Valk dated November 23, 1989 (the "Current Shareholder Agreement"), there is no restriction on transfers of shares of stock and there is no registration covenant with respect thereto.


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



      C. Authority and Enforceability. The Corporation and GKG have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement and all other documents and certificates executed by the Corporation and GKG pursuant to and in furtherance of the purpose of this Agreement are and shall be fully enforceable against the Corporation and GKG in accordance with their terms except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditor rights generally and by general principles of equity.

           This Agreement and all other documents and certificates executed by Valk pursuant to and in furtherance of the purpose of this Agreement are and shall be fully enforceable against Valk in accordance with their terms except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditor rights generally and by general principles of equity.

      D. Subsidiaries and Investments. The Corporation does not directly or indirectly own, control, or participate in any other corporation, association, partnership, joint venture, trust or other business organization or similar arrangement.

      E.   Financial Statements.

              (i) Reviewed financial statements of the Corporation for the fiscal year ended December 31, 1995 have been delivered to Purchaser and are annexed hereto as Exhibit 5E. The year-end financial statements of the Corporation fairly present (in accordance with U.S. generally accepted accounting principles applied on a consistent basis) the financial condition and the assets and liabilities of the Corporation as of the date of such statements and the results of operations and changes in financial position of the Corporation for the respective periods reported. All interim financial statements delivered or made available to Purchaser for periods after December 31, 1995 were prepared in the ordinary course and in accordance with past practice. Except as disclosed in the year-end financial statements, during the last three years there has been no material change in accounting principles and practices of the Corporation as theretofore applied, including, without limitation, the basis upon which assets and liabilities are recorded and earnings and profits are ascertained.

               (ii) The minute books and stock register of the Corporation are, and at the Escrow Closing will be, current, true, correct and complete in all material respects and all signatures contained therein are and will be the genuine signatures of the persons purported to have signed.

      F. Tax Returns and Audits. Except as disclosed in the year-end financial statements or Exhibit 5F:

               (i) All federal, state, local and foreign returns and reports required to be filed by the Corporation with respect to taxes have been filed, except for returns and reports for such periods which are not yet due.

              (ii) All taxes which were required to have been recorded, collected, withheld, segregated and paid by the Corporation
                    (a) have been, as the case may be, recorded, collected, withheld, segregated and paid in full when and as required, or (b) are being contested in good faith by appropriate proceedings and adequate measures and are disclosed in the year-end financial statements.

             (iii) The Corporation has not made any agreement with the Internal Revenue Service or any other person extending the period for assessment or collection of taxes payable by the Corporation, nor has the Corporation received any notice that a claim for assessment and collection of taxes has been asserted against the Corporation, whether as a result of any audit of any period ending prior to the Escrow Closing or otherwise.

      G. No Breach. The consummation of the acquisition and the other transactions contemplated hereby:

               (i) do not and will not violate, conflict with, or breach any provision of law or the Articles of Incorporation or By-Laws of the Corporation;

               (ii) do not constitute and will not constitute a breach of or default under any provision of any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Corporation is a party or by which it or its properties or assets are bound, or cause an acceleration of payments thereunder other than the Current Shareholders Agreement;

              (iii) do not and will not violate any order, rule or regulation of any person which is a regulatory agency validly exercising jurisdiction over the Corporation; and

               (iv) have not resulted and will not result in the creation or imposition of any lien upon any property or asset of the Corporation.

      H. Necessary Permits and Approvals. The Corporation has all permits, registrations, licenses, and authorizations (including without limitation all of the same relating to production or disposition of hazardous wastes) which are necessary to conduct its business and the absence of which would materially and adversely affect its business, forecasted sales as set forth in Exhibit 5H ("Sales Forecast") or condition (financial or otherwise).

      I. Employee Benefit Plans. To the best of GKG's and Valk's knowledge:

               (i) Exhibit 5I contains a true, complete and correct listing and summary description of each bonus, deferred compensation, pension, profit-sharing or retirement plan, arrangement or practice, and each other employee benefit plan (as defined in Section 3(3) of ERISA), and each other fringe benefit plan, arrangement or practice, maintained by the Corporation, to which the Corporation contributes or is required to contribute, or under which any employee of the Corporation is accruing benefits, whether formal or informal, whether legally binding or not, and whether affecting one or more of its employees. Such employee benefit plans are herein referred to as the "Plans". No Plan has been completely or partially terminated. The Corporation does not have and will not have any funding deficiency or any additional funding requirement with respect to any Plan for past years, and all required contributions have been made to such Plans for the Corporation's current fiscal year, prorated through the date of Escrow Closing.

                   (ii) The Corporation has not maintained or contributed to, or been obligated or will become obligated to contribute to, any multi-employer plan as defined in
                        Section 3(37) of ERISA.

      J. Title to Property, etc. Except as disclosed in the year-end financial statements and Exhibit 5J, the Corporation has (directly or indirectly) good and marketable title to, or valid leasehold interests in, all real and personal property and assets, tangible and intangible, reflected in the year-end financial statements (other than property or assets disposed of in the ordinary course of business), free and clear of any lien, encumbrance, security interest, lease, mortgage, pledge, conditional sale agreement, contract, option, charge or claims of any nature whatsoever.

      K.   No Adverse Communication or Event.  To the best of GKG's and
           Valk's actual knowledge, having made due inquiry of Valk and Sigrid Valk (Valk and Sigrid Valk being referred to hereinafter as the "Management Group"), neither the Corporation, GKG nor Valk has received any communication from any of the customers or suppliers of the Corporation regarding, or has knowledge of, any event which has occurred or is anticipated and which would have a material and adverse effect on the business, Sales Forecast or condition (financial or otherwise) of the Corporation.

      L.   Contracts and Commitments.

              (i)  Exhibits 5H and 5L contain, and at the Escrow
                   Closing will contain, a list of each executory contract, agreement, lease, commitment and proposal (whether oral or written) to which the Corporation is a party, the author or the recipient (together with a summary of the essential terms for any such items that are oral) and which conforms to one or more of the following descriptions (each of the same being hereinafter referred to in this Section as a "contract"):

                    (a)  any contract for the purchase or sale of tooling;

                 (b)  any contract for employment or for consulting services;

                 (c) any contract pertaining to collective bargaining by, or wages, benefits or conditions of employment of, employees of the Corporation;

                 (d)  any contract for the lease of real or personal property;

                 (e) any contract with any manufacturer's or sales representative for, dealer in, or distributor of, the services and goods of the Corporation;

                 (f)  any resin supply contract;

                 (g) any contract involving the borrowing or lending of money or extension of credit by or to any person who is an employee of the Corporation, or by or to any other person; and

                 (h) any other contract in an amount exceeding $50,000.00 to which the Corporation is a party or by which it or its properties or assets are bound.

          (ii) The Corporation has delivered to Purchaser copies of all written contracts, agreements, leases, commitments and proposals and summaries of such items which are oral and are listed on Exhibits 5H and/or 5L.

      M.   No Violations or Pending Litigation.  Except as disclosed in
           Exhibit 5M:

          (i) the Corporation is not, and at the Escrow Closing will not be, a party to any suit or other adjudicatory proceeding of a legal nature or a party to or subject to any judgment, order, writ, injunction, or decree which materially and adversely affects, or might reasonably be expected to materially and adversely affect its business, prospects, condition (financial or otherwise), property or assets;

                (ii) the Corporation is not a party to any grievance or arbitration proceeding between the Corporation and any of its employees;

               (iii) to the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG or the Management Group, neither the Corporation nor GKG nor Valk has received written or oral notice from any member of the Management Group or from any outside authority, or any other written communication, internal or otherwise, that the Corporation is in material violation of any law (including without limitation, the Employees Retirement Income Security Act, the Occupational Safety and Health Act of 1970, the Export Administration Act of 1979, the Foreign Corrupt Practices Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980 and any other statute relating to protection of the environment or production and disposal of hazardous wastes), rule, regulation, ordinance or order of any person validly exercising jurisdiction over the Corporation or that there is any claim, action, investigation or proceeding of any kind, involving, without limitation, any proceeding to dissolve, limit or impair any corporate power, right or privilege of the Corporation pending or threatened against or relating to the Corporation or any of its properties or assets. Notwithstanding the foregoing, it is hereby disclosed that the U.S. Environmental Protection Agency ("USEPA") examined a reported possible disposal of hazardous substance on the Corporation's real property at 6400 Sprinkle Road, Portage, Michigan which was alleged to have taken place before the Corporation acquired the property. Information with respect to the EPA investigation is included in Exhibit 5M. As of the date of this Agreement, neither GKG nor Valk is aware that the USEPA has undertaken any enforcement action against the Corporation in connection with this prior investigation;

            (iv)    (a)  Except as set forth in Exhibit 5M hereto, and to
                         the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG and the Management Group, the Corporation's ownership, occupancy, maintenance, operation and use of the Corporation's Real Property are and at all times have been, in compliance with all Environmental Laws the non-compliance with which would or could have a material adverse effect upon the Corporation's business;

                    (b) All Permits with respect to the use of the Real Property which are required pursuant to Environmental Laws have been obtained and the same are, and have been at all times, in full force and effect where the failure to have such Permit would have a material adverse effect upon the Corporation's business. To the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG and the Management Group, there has been no change in any fact or circumstance reported or assumed in any application for or grant thereof which would have a material and adverse effect on the validity of any such Permit or the renewal or transfer thereof;

                    (c) Except as disclosed on Exhibit 5M and in Section 5M(iii) of this Agreement and to the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG and the Management Group:

                         (1) Neither the Corporation, GKG, Valk nor any previous owner or any past or present operator, user or occupant of any of the Real Property has received (or has actual knowledge of) any Environmental Citations;

                         (2) No Environmental Citation or claim is pending or threatened under any Environmental Law concerning the past or present ownership, maintenance, operation or occupancy of the Corporation's Real Property or any portion thereof or concerning the Corporation or which relates to Hazardous Activity or Hazardous

                         Materials; and

                    (3) No basis exists for any governmental investigation or any such Environmental Citation to be instituted or filed.

               (d) Except as set forth in Exhibit 5M, and to the best of the GKG's and Valk's actual knowledge, having made due inquiry of GKG and the Management Group, neither the Corporation, GKG, Valk nor any prior owner, occupant, operator or user of the Real Property or any portion thereof or any other person, has permitted, conducted or is aware of any Hazardous Activity conducted with respect to the Real Property or any geologically or hydrologically adjoining property or is aware of any other operation resulting, now or in the past, in the discharge or release of Hazardous Materials on or from the Real Property or any portion thereof that would or could have a material adverse effect on the Corporation;

               (e) Except as set forth in Exhibit 5M, and to the best actual knowledge of GKG and Valk, having made due inquiry of GKG and the Management Group, there are no Hazardous Materials present in the surface water, groundwater or soil (either surface or subsurface) at the Real Property or at any geologically or hydrologically connected property including, without limitation, any hazardous materials contained in barrels, above or underground storage tanks, landfills, land disposals, land treatment units, waste piles, containment buildings, dumps, solid waste management units, equipment (movable or fixed) or other containers, either temporary or permanent, and deposited or located in or on land, water, sumps, or any other part of the Real Property or such connected property, or incorporated into any structure thereon, in violation of, or creating any liability under, any Environmental Law the non-compliance with which would have a material adverse effect on the Corporation's business;

                    (f) to the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG or the Management Group, and except as disclosed in subsection (iii) above and
                         Exhibit 5M, neither the Management Group nor GKG nor Valk is aware of the presence of any underground storage tanks on the Corporation's Real Property;

                    (g) The Corporation has delivered to the Purchaser true, complete and correct copies and results of any reports, studies, analyses, boring logs, tests or monitoring possessed, under the control of the Corporation, whether in draft or final form, pertaining to Hazardous Materials and/or Hazardous Activities in, on, or under the Real Property and/or concerning compliance with Environmental Laws;

                    (h) The Corporation has not been accused, or found liable under any Environmental Law or, to the best of GKG's and Valk's actual knowledge, having made due inquiry of GKG and the Management Group, except as set forth on
                         Exhibit 5M and Section 5M(iii) of this Agreement, is not under investigation in respect thereof and no Real Property, site or facility (as defined under CERCLA) of the Corporation is listed or proposed for listing on the National Priorities List or is listed on the Comprehensive Environmental Response, Compensation, Liability Information System List or any comparable list maintained by any foreign, federal, state, regional, county or local authority. There are no proceedings pending, or to the best of the actual knowledge of GKG and Valk, having made due inquiry of GKG and the Management Group, threatened, under any Environmental Law against or affecting the Corporation or the Real Property, in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would or could have a material adverse effect on the Corporation's business. The Corporation is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal;

                         (i) Except as set forth on Exhibit 5M and in Section 5M(iii) of this Agreement and to the best of GKG's and Valk's actual knowledge, having made due inquiry of the Management Group, any and all Hazardous Materials owned by the Corporation, or for which the Corporation is responsible under any Environmental Law, which have been transported, emitted, released, removed, or which have otherwise come to be located away from the Real Property, have at all times been used, transported, recycled, treated, stored or disposed of by the Corporation in accordance with Environmental Laws;

                         (j) The Real Property listed on Exhibit 5M constitutes all of the Real Property previously or now leased, owned or operated by the Corporation and since its date of incorporation the Corporation has never leased, owned or operated any other real property;

                         (k) All of the real property acquired by the Corporation was acquired in a transaction which required the transfer of title to the Corporation, as buyer, by deeds which were duly recorded in the real estate records for the counties in which each such parcel of real estate is located;

                         (l)  The following definitions shall apply under this
                              Section 5M(iv) and this Agreement:

                              (i) "Environmental Citations" means any written
                                   notice, communication, inquiry, warning, citation, summons, directive, injunction, order or claim, concerning the violation of any Environmental Law in connection with the Real Property or any portion thereof, or any leachate or contamination emanating therefrom;

                              (ii) "Environmental Laws" means all applicable
                                   foreign, federal, state, regional, county and local administrative, regulatory and judicial laws, rules, statutes, codes, ordinances, regulations, binding interpretations, binding policies, permits, approvals, authorizations, rulings, injunctions,
                                    decrees, orders, judgments, common law and any similar items in effect on the date of this Agreement and through the date of the Escrow Closing relating to the protection of human health, safety, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata); including, without limitation, the following laws, as amended prior to the
                                    Closing: (a) CERCLA; (b) the Hazardous
                                    Materials Transportation Control Act of
                                    1970 (49 U.S.C. Section Section 1802 et
                                    seq.); (c) RCRA; (d) the Clean Water Act;
                                    (e) the Safe Drinking Water Act (42 U.S.C.
                                    Section Section 300h et seq.); (f) the
                                    Clean Air Act (42 U.S.C. Section Section
                                    1857 et seq.); (g) the Solid Waste Disposal
                                    Act (42 U.S.C. Section Section 6901 et
                                    seq.); (h) the Toxic Substances Control Act
                                    (15 U.S.C. Section Section 2601 et seq.);
                                    (i) the Emergency Planning and Community
                                    Right-to-Know Act of 1986 (42 U.S.C.
                                    Section Section 11001 et seq.); (j) the
                                    Federal Insecticide, Fungicide and
                                    Rodenticide Act (7 U.S.C. Section Section
                                    136 et seq.); (k) the Radon Gas and Indoor
                                    Air Quality Research Act (42 U.S.C. Section
                                    Section 7401 et seq.); (l) the National
                                    Environmental Policy Act of 1975 (42 U.S.C.
                                    Section Section 4321); (m) the Rivers and
                                    Harbors Act of 1899 (33 U.S.C. Section
                                    Section 401 et seq.); (n) the Oil Pollution
                                    Act of 1990 (33 U.S.C. Section Section 1321 et seq.); (o) the Occupational Safety and Health Act of 1970 (29 U.S.C. Section
                                    Section 651 et seq.); (p) counterparts of any of the foregoing federal statutes enacted within or outside the United
                                    States, any State of the United States or, region, county or local government (including any subdivisions thereof) with jurisdiction over the Real Property, the Corporation or in force therein including, without limitation, any such statutes relating to Hazardous Activity and
                                    Hazardous Materials; and (q) any and all laws, rules, codes, ordinances, regulations, binding interpretations, binding policies, licenses, permits, approvals, plans,
                              authorizations, directives, rulings, injunctions, decrees, orders and judgments relating to hazardous wastes, hazardous substances, toxic substances, pollution, polychlorinated biphenyls, petroleum (its derivatives, by-products, or constituents) the protection of human health, safety, or the environment;

                       (iii) "Hazardous Activity" means the generation, manufacturing, production, processing, refinement, treatment, pumping, injection, pouring, handling, storage, use (including any withdrawal or other use of groundwater), management, transfer, distribution, transportation, deposit, disposal (including, without limitation, arrangement for placement in any landfill, temporary or permanent holding area, impoundment, sump or dump), dumping, escaping, placing, dispersal, release, discharge, spill, emission, injection, leak, leaching, migration of Hazardous Materials in, on, under, about or from the Real Property or any part thereof into the indoor or outdoor environment including, without limitation, the ambient air, surface water, groundwater or surface or subsurface strata and any other act or thing, business or operation, that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property, on or off the Real Property, or which may materially adversely impact the value of the Real Property;

                       (iv) "Hazardous Material" means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now defined, listed or identified as "hazardous" (including "hazardous substances" and "hazardous wastes"), "toxic", a "pollutant" or a "contaminant" pursuant to any Environmental Law including, without limitation, asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, fuel oil, petroleum (including its derivatives, by-products or other constituents) and any other dangerous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic material which is prohibited, limited, controlled or regulated under any Environmental Law, or which poses a threat or nuisance to the safety or health of any person on the Real Property or any property geologically or hydrologically adjacent to, or surrounding, the Real Property or the environment, or the presence of which could constitute a trespass by the Corporation;

                         (v) "Permits" means all governmental or other licenses, permits, certificates, approvals, authorizations and orders material to the ability of the Corporation to carry on its business as it is presently being conducted;

                         (vi) "Real Property" means all real estate relating to
                              or used in the operation of the Corporation's business which was previously or currently owned, operated or leased by the Corporation;

               (v) there are no warranty or product liability claims now pending or, to the actual knowledge of GKG or Valk, threatened against or otherwise affecting the Corporation other than goods returned in the ordinary course of business.


     N. Occurrences Since Last Certified Financial Statements. Except as disclosed on Exhibit 5N, since December 31, 1995, the Corporation has not agreed to do or done any of the following:

               (i) suffered any material and adverse change in or to its business or condition (financial or otherwise) or, to the best of the actual knowledge of the Management Group and GKG, its prospects for future business;

                    (ii) suffered any physical damage or destruction, whether or not covered by insurance, materially and adversely affecting its business, financial condition, property or assets;

                    (iii) been subject to any labor organizing election or activity, any labor dispute or threat thereof;

                    (iv) increased wages, salary or wage rate or other forms of material compensation except for any wage or salary increase to an employee which did not exceed 10% of prior base salary of such employee, and which was consistent with prior practice;

                    (v) made any payment of, or arrangement, agreement or commitment for payment of, any bonus, profit sharing, or other incentive compensation or retirement, termination or severance benefit to or for any salaried employee of the Corporation other than pursuant to an Employee Benefit Plan in a manner consistent with prior practice, or made any payment or reimbursement to or for any salaried employee of the Corporation for expenses other than in the ordinary course of business;

                    (vi) guaranteed, endorsed or indemnified the obligation of any person, other than the endorsement of checks, drafts, letters of credit, and similar commercial instruments in the ordinary course of business in a manner consistent with prior practice or pursuant to a contract or other item listed and/or described in
                           Exhibit 5L;

                    (vii) sold, assigned, transferred or disposed of any asset or cancelled any debt or claim having a value in the aggregate of more than $5,000.00, except, in each case, in the ordinary course of business in a manner consistent with prior practice;

                    (viii) issued or sold or entered into an agreement to issue or sell any debenture, bond or other instrument of indebtedness including, without limitation, any such debenture, bond or other instrument convertible, in whole or in part, into share of, or into an option, warrant or right to purchase, authorized capital stock or other capital stock of the Corporation;

                    (ix) issued or sold or entered into any agreement
                         (other than this Agreement) to issue or sell any authorized capital stock or other capital stock of the Corporation; granted any option, warrant or right for the purchase of authorized capital stock or other capital stock of the Corporation; declared or paid any dividend, or made any distribution in respect of any share of its authorized capital stock; or made any direct or indirect redemption, purchase or other acquisition of any share of its authorized capital stock; or

                   (x) entered into any capital purchase transaction with any related party of GKG and Valk.

      O. Broker and Fees. GKG warrants that it has not entered into any agreement for the payment of a broker's fee or commission in connection with the execution, delivery or performance of this Agreement or the consummation of the acquisition or the other transactions contemplated by this Agreement and related documents. Valk warrants that he and the Corporation, individually and collectively, have not entered into any agreement for the payment of a broker's fee or commission in connection with the execution, delivery or performance of this Agreement or the consummation of the acquisition or the other transactions contemplated by this Agreement and related documents.

      P. Other Liabilities. To the best of GKG's and Valk's actual knowledge, the Corporation does not have any material liability (fixed or contingent) or obligation which is not fully reflected or provided for in accordance with U.S. generally accepted accounting principles, applied on a consistent basis, in the December 31, 1995 financial statements, other than:

                   (i) liabilities specifically permitted by or provided for in this Agreement;

                   (ii) obligations which are to be performed after the date of this Agreement under any contract or other item listed and/or summarized in Exhibit 5L; and

                   (iii) other liabilities or obligations disclosed in writing to Purchaser.

     Q. Dividends and Loans. Except as required by this Agreement, the Corporation has not declared or set aside any dividends or other distributions with respect to its capital stock. The Corporation is not indebted to GKG or Valk or to any party related to either of them except as set forth on Exhibit 5Q.

     R. Ownership of Shares. GKG warrants that it has good and marketable title to all of the GKG Shares and the Redeemed Shares being sold and conveyed pursuant to this Agreement, subject to no lien, encumbrance, security interest, restriction, contract, commitment, charge or claim of any nature whatsoever, except for the Current Shareholder Agreement. Valk warrants that he has good and marketable title to all of the Valk Shares being sold and conveyed pursuant to this Agreement, subject to no lien, encumbrance, security interest, restriction, contract, commitment, charge or claim of any nature whatsoever, except for the Current Shareholder Agreement. At the Escrow Closing, GKG warrants that Purchaser shall receive good and marketable title to the GKG Shares and the Redeemed Shares and, at the Escrow Closing, Valk warrants that the Purchaser shall receive good and marketable title to the Valk Shares, in each case free and clear of all liens, encumbrances, security interest, restrictions, contracts, commitments, charges or claims of any nature whatsoever except the New Shareholders Agreement as defined in Section 12 below. GKG warrants that it is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the stock of the Corporation, including the GKG Shares, the Valk Shares and the Redeemed Shares, except the Current Shareholder Agreement. Valk warrants that Valk is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the stock of the Corporation, including the GKG Shares, the Valk Shares and the Redeemed Shares, except the Current Shareholder Agreement.

     S. Customer Relationships. Exhibit 5S contains, and at the Escrow Closing will be updated to contain, a true, complete and correct (a) list of all customers of the Corporation within the preceding 24 months, (b) list of all current customers of the Corporation, and (c) statement, to the best of GKG's and Valk's actual knowledge, regarding any known or threatened significant loss of future business volume from any customer of the Corporation.

     T. Quality Ratings. Exhibit 5T contains, and at the Escrow Closing will be updated to contain, a true, complete and correct list of (a) all quality ratings assigned to the Corporation by any of its customers,
          (b) any additions, deletions, or variances with respect thereto over the past 24 months, and (c) to the best of GKG's and Valk's actual knowledge, any known or threatened future changes with respect thereto.

     U. To the extent that each of Valk and the Corporation certifies under penalty of perjury, and verifies as true, the representations set forth in Exhibit 5U, as applicable to each of them, such Exhibits are incorporated herein by reference as if such certification and representations were made as a part of this Agreement. In the event either Valk or the Corporation does not make such certification and representations in the manner provided herein and under the Internal Revenue Code and Income Tax Regulations, it is understood the Purchaser and the Corporation shall withhold and pay over as federal income tax ten percent (10%) of the amount provided to be paid under this Agreement for the sale of the GKG Shares and/or the Redeemed Shares and/or the Valk Shares, as appropriate (or such other amount as shall be required by law to be withheld and paid over to taxing authorities over time). GKG, Valk and the Corporation understand that the certifications provided for herein may be disclosed to the Internal Revenue Service by the Purchaser or the Corporation and that any false statement could be punished by fine, imprisonment or both.

     V. Warranties True as of Closing. The representations and warranties of GKG and Valk set forth herein are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the date of Escrow Closing.

     W. Survival of Warranties; Limitation. The representations and warranties of GKG and Valk shall be deemed material to the Purchaser and to have been relied upon by the Purchaser notwithstanding any investigation made before or after the date of this Agreement and each such representation shall continue in full force and effect until that date which is eighteen (18) months after the date of Escrow Closing at which time they shall terminate except (i) as to claims which are asserted by third parties prior to such date and notice of which shall have been given by Purchaser to GKG and Valk prior to such date; and
          (ii) the representations and warranties set forth in Sections 5B and 5R above.

      6. Representations of Purchaser. Purchaser hereby represents and warrants to GKG and Valk as follows:

      A. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

      B. Authority and Enforceability. Purchaser has full corporate power and lawful authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement and all other documents and certificates executed by Purchaser pursuant to and in furtherance of the purpose of this Agreement are and shall be fully enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditor rights generally and by general principles of equity.

      C. Default. The consummation of the acquisition and the other transactions hereby:

              (i) do not and will not violate, conflict with, or breach any provision of law or the Articles of Incorporation or By-Laws of Purchaser;

             (ii) as of the Escrow Closing, will not constitute a breach of or default under any provision of any contract, indenture, mortgage, deed of trust or other agreement or instrument to which Purchaser is a party or by which it or its properties or assets are bound, or cause an acceleration of payments thereunder;

             (iii) do not and will not violate any order, rule or
                   regulation of any person which is a regulatory agency validly exercising jurisdiction over Purchaser.

      D. Securities Law Representation. Purchaser is purchasing the Shares for its own account for investment purposes and not with a view toward distribution or resale of any of the Shares.

      E. Survival of Warranties; Limitation. The representations and warranties of Purchaser shall be deemed material to the GKG and Valk and to have been relied upon by the GKG and Valk notwithstanding any investigation made before or after the date of this Agreement and each such representation shall continue in full force and effect until that date which is eighteen (18) months after the date of Escrow Closing at which time they shall terminate except as to claims which are asserted by third parties prior to such date and notice of which shall have been given by GKG and/or Valk to Purchaser prior to such date.

      F. Broker and Fees. Purchaser has not entered into any agreement for the payment of a broker's fee or commission in connection with the execution, delivery or performance of this Agreement or the consummation of the acquisition or the other transactions contemplated by this Agreement and the related documents.

     7. Conditions to Purchaser's Obligations. All obligations of Purchaser under this Agreement are subject to the fulfillment or waiver by Purchaser on or prior to the Escrow Closing (as defined in the Escrow Agreement) of each of the following conditions:

      A. All of the representations and warranties of both GKG and Valk shall be true at the time of Escrow Closing as though such representations and warranties were made at such time.

      B. The Corporation, GKG and Valk shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the date of Escrow Closing.

      C. There shall not have been, prior to the Escrow Closing, any substantial fire, accident or other casualty or any civil commotion, riot, or act of God which would have a material adverse effect on the business of the Corporation.

      D. There shall be no material adverse change in the operation of the Corporation's business prospects, operations, earnings or financial position from the date of the certified year-end financial statements to the date of Escrow Closing.

      E. Purchaser shall have had an opportunity to conduct a due diligence investigation of the Corporation and its properties, and shall be fully satisfied with the results of such investigation.

      F. The approval of all parties whose approval of or consent to the transaction is required (including but not limited to the respective shareholders and Boards of Directors of LDM, GKG and the Corporation, the Corporation's lenders, any local, state or federal governmental authorities having jurisdiction over the Corporation and the customers of the Corporation) shall have been obtained unless the failure to obtain such approvals or consents is solely a result of the acts or omissions of the Purchaser.

      G. GKG and Valk shall have waived any pre-emptive rights either of them may have under the Corporation's Articles of Incorporation or the Current Shareholder Agreement to purchase the Valk Shares or the GKG Shares.

      H.   The Current Shareholder Agreement and the Stock Option
           Agreement and the Split-Dollar Insurance Agreement dated February 25, 1991 between the Corporation and Valk shall have been terminated on or before the date of Escrow Closing.

      I. Valk shall not have exercised his rights under the Stock Option Agreement on or before the date of the Escrow Closing.

     8. Conduct of Business Pending Closing. Except as agreed to by Purchaser, from and after the date hereof, the Corporation:

      A. Shall carry on its business in substantially the same manner presently conducted and shall not introduce any material new method of management, operation or accounting without Purchaser's prior written consent.

      B. Shall use its best efforts to preserve its business organization intact, retain the services of its employees and preserve the goodwill of suppliers, customers and others having business relations with it.

      C. Shall not enter into or agree to enter into any transaction, agreement or commitment on behalf of or affecting the Corporation other than in the ordinary course of business.

      D. Shall not amend, restate or revoke its Articles of Incorporation or By-Laws.

      E. Shall not declare any dividend or make any payment or distribution to its stockholders or purchase or redeem any shares of its stock.

      F. Shall not make any wage or salary increase or grant or pay any bonuses.

      G. Shall perform all of its obligations under contracts and agreements to which it is a party or by which it is bound.

      H. Shall not mortgage, pledge, encumber, hypothecate or transfer any of its properties.

      I. Shall furnish Purchaser or Purchaser's representatives with any and all such information concerning the business and financial operations of the Corporation as Purchaser may reasonably request.

      9.   Indemnification.

      A. Indemnification by GKG and Valk. Subject to the limitations set forth elsewhere in this Agreement, GKG and Valk, severally (GKG for 90% of any claim and Valk for 10% of any claim), hereby agree to indemnify, defend and hold harmless Purchaser, its officers, directors, employees, shareholders, successors and assigns (collectively "Purchaser's Indemnified Persons"), both individually and in their corporate capacities, from and against all demands, suits, claims, actions or causes of action, assessments, losses, costs, damages, liabilities, settlements, penalties and forfeitures, and reasonable costs and expenses incident thereto (collectively the "Indemnity Losses" and individually an "Indemnity Loss") asserted against, suffered or incurred by any of Purchaser's Indemnified Persons as a result of or in connection with:

              (i) Any and all monetary damages or deficiency resulting from any misrepresentation, breach of warranty and/or nonfulfillment of any agreement or covenant on the part of GKG or Valk, respectively, under this Agreement or resulting from any misrepresentation or omission from any certificate, schedule, list or other instrument to be furnished by the Corporation, GKG or Valk to Purchaser under this Agreement; and

              (ii) Any and all actions, suits, proceedings,
                   demands, assessments, judgments, costs and expenses, including reasonable attorneys fees, incident to any of the foregoing.

      B. Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless GKG and Valk and their respective personal representatives, successors and assigns (collectively "Sellers' Indemnified Persons"), from and against any Indemnity Loss asserted against, suffered or incurred by any of the Sellers' Indemnified Persons as a result of or in connection with:

             (i) Any and all monetary damages or deficiency resulting from any misrepresentation, breach of warranty and/or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement or resulting from any misrepresentation or omission from any certificate, schedule, list or other instrument to be furnished by Purchaser to GKG or Valk under this Agreement; and

             (ii) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys fees, incident to any of the foregoing.

      C. Notice. If any person believes that he, she or it has suffered or incurred any Indemnity Loss, that person shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If any action at law, suit in equity or administrative action is instituted by or against a third party with respect to which any person intends to claim any liability or expense as an Indemnity Loss under this Section, such person shall promptly notify the indemnifying party of such action. Any notice delivered in accordance with this Section 9C is hereafter referred to as an "Indemnity Claim".

      D.   Defense of Claim.  The indemnifying party shall have twenty
           (20) days after receipt of an Indemnity Claim to notify the indemnified party that it elects to conduct and control any legal or administrative action or suit with respect to an Indemnity Claim.
           If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such Indemnity Claim in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other terms and conditions of this Section the amount of any Indemnity Loss resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such Indemnity Claim, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that:

              (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person;

              (ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person;

             (iii)  the indemnifying party shall permit the
                    indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person; and

             (iv) upon a final determination of such action or
                  suit, the indemnifying party shall agree promptly to reimburse to the extent required under this Section the indemnified person for the full amount of any Indemnity Loss resulting from such action or suit and all reasonable and related expenses incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any Indemnity Claim in good faith, the indemnified person shall not pay or settle any such Indemnity Claim. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such Indemnity Claim, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Section.

      E. Cooperation. If requested by the indemnifying party, the indemnified person agrees to cooperate with the indemnifying party or its counsel in contesting any Indemnity Claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses which are approved in advance by the indemnifying party and which are incurred by the indemnified party in so cooperating or acting at the request of the indemnifying party.

      F. Right to Participate. The indemnified person agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified person or conferences with representatives of or counsel for such persons.

      G. Payment of Losses. The indemnifying party shall pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person may become entitled by reason of the provisions of this Agreement, such payment to be made within fifteen
           (15) business days
           after the amount of any Indemnity Loss is finally determined either by mutual agreement of the Parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

      H. Failure to Give Notice Timely. Notwithstanding the notice requirements provided herein, the right to indemnification under this Agreement shall not be affected by any failure to give or any delay in giving such notice unless, and then only to the extent that, the rights and remedies of the Party to whom such notice was to have been given shall have been prejudiced.

      I. Minimization of Indemnities. The Parties hereto shall each use reasonable efforts to minimize the obligation of the other to indemnify under this Agreement by, among other reasonable things and without limiting the generality of the foregoing, taking such reasonable remedial action as it believes may minimize such obligation and seeking to the maximum extent possible reimbursement from insurance carriers under applicable insurance policies covering any such liability.

      J. Assignment of Claims. The Parties agree that upon satisfaction of the obligation to indemnify hereunder, and in consideration thereof, to assign to the Party making such payment or giving such credit any and all claims, causes of action and demands of whatever kind and nature which such indemnified party may have against any person, firm or other entity giving rise to such Indemnify Loss, and to reasonably cooperate in any efforts to recover therefrom.

      K. Deductible/Threshold Amount. GKG and Valk shall severally indemnify the Purchaser in accordance with Section 10A above; provided, however, that any indemnification by GKG and Valk pursuant to this Section 10 shall not be required unless and until the aggregate amount of all such claims or losses exceeds $25,000 (the "Threshold Amount") and then only to the extent of such claims or losses in excess of the Threshold Amount.

           The Purchaser shall indemnify GKG and Valk in accordance with
           Section 10B above; provided, however, that any indemnification by the Purchaser pursuant to this Section 10 shall not be required unless and until the aggregate amount of all such claims or losses exceeds $25,000 (the "Threshold Amount") and then only to the extent of such claims or losses in excess of the Threshold Amount.

      L.   Cap on Indemnification. The maximum amount of indemnification by GKG and Valk under Section 9 above (including reasonable attorney fees and reasonable costs) shall be $2,471,000, $2,100,000 for GKG and $371,000 for Valk; provided, however, that notwithstanding the
                                       27
           preceding cap on liability of GKG, in the event that Purchaser is required to pay any amount under the revenue bond guaranty referred to in Section 16 below, due to the insolvency of the Corporation, a material cause of which insolvency was a misrepresentation or breach of warranty by GKG hereunder, GKG shall reimburse Purchaser for such guaranty payment up to a maximum of $2,500,000, but only to the extent that the effect of such misrepresentation or breach of warranty contributed to such insolvency and GKG shall thereupon be subrogated to all the rights of Purchaser under such guaranty to the extent of such reimbursement. The maximum amount of indemnification by the Purchaser of GKG and Valk (on a combined basis and allocated 90% to GKG and 10% to Valk) shall be $1,000,000.00.

      M. Indemnification Agreement Between GKG and Valk. On or before the date of the Escrow Closing, GKG and Valk will enter into an Indemnification Agreement in the form attached as Exhibit 9M.

     10. Amendment of the Articles of Incorporation of the Corporation. On the date of the Escrow Closing, the Corporation, GKG, Valk and LDM shall undertake the actions required to amend the Articles of Incorporation of the Corporation in the manner set forth on Exhibit 10 annexed hereto to provide that certain corporate actions of the Corporation may only be taken by unanimous consent of its shareholders.

     11. Amendment of the By-Laws of the Corporation. On the date of the Escrow Closing, the Corporation, GKG, Valk and LDM shall undertake the actions required to amend and restate the By-Laws of the Corporation in the manner set forth in Exhibit 11 annexed hereto.

     12. Shareholder Agreement. On the date of the Escrow Closing, the Corporation, LDM and GKG shall enter into a shareholders' agreement (the "New Shareholders' Agreement") in the form set forth in Exhibit 12 annexed hereto.

     13. Termination of Valk's Option Rights. On the date of the Escrow Closing, GKG and Valk shall terminate the Stock Option Agreement, Valk shall relinquish his rights under the Stock Option Agreement and GKG shall make a payment of $350,000.00 to Valk pursuant to an Assignment of Stock Option Rights and an Agreement to Extinguish Option in the form attached hereto as Exhibit 13.

     14. Licensing Agreement. On the date of the Escrow Closing, the Corporation, LDM and Geiger technik GmbH ("GTG"), an affiliate of GKG, shall enter into a Licensing Agreement in the form annexed as Exhibit 14.

     15. Management Services Agreement. On the date of the Escrow Closing, the Corporation and LDM shall enter into a Management Services Agreement in the form annexed as Exhibit 15.

     16. Assumption of Liability under Guaranty. On the date of the Escrow Closing, LDM shall assume the obligations of GTG under a certain guaranty of a $2,500,000.00 revenue bond financing issued in favor of the Corporation.

     17. Employment Related Agreements. On the date of the Escrow Closing, the Corporation and Valk shall enter into an Employment Agreement and a Deferred Compensation Agreement which shall be mutually satisfactory to them.

     18. Subordinated Promissory Note. On the date of the Escrow Closing, the Subordinated Promissory Note shall be delivered to GKG in exchange for the Redeemed Shares.

     19. Observers. Prior to the Escrow Closing, Purchaser may station one or more agents or employees as observers/advisors at the Corporation to assist Purchaser's due diligence process and to facilitate process improvements by the Corporation in anticipation of Closing. However, such individuals shall have no authority to direct the operations of the Corporation and neither GKG, Valk, the Corporation nor Purchaser shall have any liability for their acts or omissions.

     20.   Termination.  This Agreement may be terminated as follows:

      A. Termination by Mutual Agreement. This Agreement may be terminated by the mutual agreement in writing of the Parties at any time prior to the Closing.

      B. Termination by Purchaser. This Agreement and any obligations of Purchaser hereunder may be terminated by Purchaser at any time prior to or at the Escrow Closing if the conditions precedent set forth in Section 7 above have not been fulfilled or waived by Purchaser.

      C. Termination by Seller. This Agreement and any obligations of GKG and Valk hereunder may be terminated by GKG or Valk at any time prior to (following two (2) days notice and Purchaser's inability or refusal to cure) or at the Escrow Closing if (i) Purchaser shall have materially breached or materially failed to perform any of its covenants or obligations hereunder; (ii) any representation or warranty of Purchaser contained herein is false or misleading in any material respect; (iii) Purchaser shall fail to make any delivery specified herein; or (iv) GKG or Valk shall have delivered a certificate to the Escrow Agent (as defined in the Escrow Agreement) to the effect that since December 31, 1996, either GKG or Valk became aware of a fact, event or condition which would constitute a material (i.e., a potential loss or liability of $100,000 or more) breach of a representation or warranty of GKG or Valk contained in
           Section 5 of this Agreement.

In the event of such termination by any Party, no Party shall have any further rights, obligations or liabilities under this Agreement.

     21. Best Efforts. Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions provided for in this Agreement and the Escrow Agreement; provided, however, that none of the Parties shall be responsible for events occurring which are beyond their control, and no Party shall be required to expend funds outside of the ordinary course of business.

     22. Further Assurances. GKG and Valk, after the Closing, without further consideration, shall execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Purchaser, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring granting, conveying and confirming the GKG Shares and the Valk Shares to Purchaser, and the Parties agree to cooperate with each other as may otherwise be appropriate to carry out the transactions contemplated by this Agreement and the Escrow Agreement.

     23. Confidential Nature of Information. Each Party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the Parties during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement (whether obtained before or after the date hereof), and the preparation of this Agreement and other related documents. The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which (i) such Party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other Party, (ii) is known to the public and did not become so known through any violation of a legal obligations, (iii) became known to the public through no fault of such Party, (iv) is later lawfully acquired by such Party from other sources, (v) is required to be disclosed under the provisions of any state or United States statute or regulation issued by a duly authorized agency, board or commission thereof, or (vi) is required to be disclosed by a rule or order of any court of competent jurisdiction.

     24. Expenses. Each of the Parties shall pay all legal and accounting fees and other costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as otherwise expressly provided for herein. The Parties expressly agree that all legal fees and other documented costs and expenses incurred by Valk in connection with this transaction prior to January 1, 1997 are to be paid by the Corporation and that all legal fees and other documented costs and expenses incurred by Valk in connection with this transaction after

January 1, 1997 are to be paid in accordance with a Certain Agreement Regarding Attorney Fees dated as of December 31, 1996 among GKG, Valk, the Corporation, Albert Geiger and Sigrid Valk.

     25. Headings. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     26. Entire Agreement. This Agreement, including the schedules and exhibits referred to herein which form a part of this Agreement, contain the entire understanding of the Parties with respect to the transactions contemplated by this Agreement. There are no representations, warranties, covenants or undertakings other than those expressly set forth or provided for in this Agreement. Matters disclosed by GKG and Valk to Purchaser pursuant to any Section of this Agreement (or any schedules or exhibits referenced therein) shall be deemed disclosed pursuant to all Sections of this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transactions contemplated by this Agreement.

     27. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the Parties. The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Parties hereto, and any defaults hereunder; provided, however, that such waiver shall not affect or impair the waiving Party's rights with respect to any other warranty, representation or covenant or any default hereunder, nor shall any waiver constitute a continuing waiver.

     28. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     29. Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated herein and made a part hereof in the same manner as if such schedules and exhibits were set forth at length in the text of this Agreement.

     30. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other Parties hereto.

     31. Notices. All notices, requests, demands, and other communications to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows:


     If to Purchaser:

          LDM Technologies, Inc.
          2500 Executive Hills Drive
          Auburn Hills, Michigan 48326
          Attention:  Mr. Gary E. Borushko
                      Vice President of Finance


     With a Required Copy to:

          Thomas P. Martin, Esq.
          Dean & Fulkerson, P.C.
          801 W. Big Beaver Rd., Suite 500
          Troy, Michigan 48084


     If to GKG and GTG:

          Verwaltungsgesellschaft Geiger technik GmbH & Co. KG
          Breitenau Postfach 1354
          D-82453 Garmisch-Partenkirchen, Germany
          Attention:  Albert Geiger


     With a Required Copy to:

          Richard Lutringer, Esq.
          Morgan, Lewis & Bockius LLP
          101 Park Ave.
          New York, NY 10178


     If to Valk:

          Dieter Valk
          Geiger technic, Inc.
          6400 Sprinkle Road
          Portage, MI 49002


     With a Required Copy to:

          Thomas H. Van Dis, Esq.
          Miller, Canfield, Paddock & Stone
          444 W. Michigan Ave.
          Kalamazoo, MI 49007

     If to the Corporation:

            Dieter Valk, President
            Geiger technic, Inc.
            6400 Sprinkle Road
            Portage, MI 49002


     With a Required Copy to:

            Thomas H. Van Dis, Esq.
            Miller, Canfield, Paddock & Stone
            444 W. Michigan Ave.
            Kalamazoo, MI 49007


     32. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

     33. Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Michigan.

     33. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration before three arbitrators appointed according to the Commercial Arbitration Rules of the American Arbitration Association and the laws of the State of Michigan.
The arbitration shall be held in Southfield, Michigan. Judgment upon the award rendered by a majority of the arbitrators may be entered in any court having jurisdiction thereof. In the event of arbitration, the Parties agree as follows:

      A. Each Party shall have an absolute veto over any arbitrator, although said veto must be utilized in good faith.

      B. The arbitrators will be urged to permit discovery as long as said discovery does not unduly delay the arbitration process.

      C. The arbitrators shall complete their proceedings and render their decision within 90 days after submission of the dispute to them, unless the Parties shall agree to an extension.

      D. There can be no award of money without an opinion of law and a finding of facts upon which said award is based.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers on the date set forth above.


                                             GEIGER TECHNIC, INC.,
                                             a Michigan corporation


                                             By:____________________________
                                                Dieter Valk
                                             Its: President


                                             ______________________________
                                             DIETER VALK


                                             VERWALTUNGSGESELLSCHAFT GEIGER
                                             TECHNIK GMBH & CO. KG



                                             By:___________________________
                                                Albert Geiger
                                             Its: Managing Director


                                             LDM TECHNOLOGIES, INC.,
                                             a Michigan corporation


                                             By:___________________________
                                                Richard J. Nash
                                             Its: President

                                LIST OF EXHIBITS


Exhibit 2   The Corporation's Note

Exhibit 3   Escrow Agreement

Exhibit 5A  Articles of Incorporation and By-Laws of the Corporation

Exhibit 5E Reviewed Financial Statements of the Corporation for the Fiscal Year Ended December 31, 1995.

Exhibit 5F  List of Tax Matters

Exhibit 5H  Sales Forecast

Exhibit 5I List and Summary Descriptions of Employee Benefit Plans of the Corporation

Exhibit 5J  List of Liens and Encumbrances

Exhibit 5L List of Contracts, Agreements, Leases and Commitments of the Corporation

Exhibit 5M  List of Violations and Pending Litigation

Exhibit 5N  List of Occurrences since December 31, 1995 Financial Statements

Exhibit 5Q  List of Loans and Debts of the Corporation

Exhibit 5S  List of Customers of the Corporation

Exhibit 5T  List of Quality Ratings of the Corporation

Exhibit 5U  Tax Certifications

Exhibit 9M  Indemnification Agreement Between GKG and Valk

Exhibit 10 Certificate of Amendment of Articles of Incorporation of the Corporation

Exhibit 11  Amended and Restated By-Laws of the Corporation

Exhibit 12  New Shareholders Agreement

Exhibit 13  Assignment of Stock Option Rights and Agreement to Extinguish Option

Exhibit 14  Licensing Agreement

Exhibit 15  Management Services Agreement